EXHIBIT 99.1

SPELTZ & WEIS LLC

AUDITED FINANCIAL STATEMENTS

Report of Independent Auditors

To the Members’ of Speltz & Weis LLC:

In our opinion, the accompanying balance sheet and the related statement of income, of members’ equity and of cash flows present fairly, in all material respects, the financial position of Speltz & Weis LLC at December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
July 15, 2005

SPELTZ & WEIS LLC

BALANCE SHEET

December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$675,921
Unbilled services	153,386
Prepaid expenses	11,416

Total current assets	840,723
Fixed assets, net	32,752

Total assets	$873,475

Liabilities and members’ equity
Accounts payable	$169,046
Accrued expenses	15,784
Retainers	24,866

Total liabilities	209,696
Contingencies	—
Members’ equity	663,779

Total liabilities and members’ equity	$873,475

The accompanying notes are an integral part of the financial statements.

SPELTZ & WEIS LLC

STATEMENT OF INCOME

Year Ended December 31, 2004
Revenues and reimbursable expenses:
Revenues	$19,027,084
Reimbursable expenses	1,663,338

Total revenues and reimbursable expenses	20,690,422
Direct costs and reimbursable expenses:
Direct costs (exclusive of depreciation and amortization shown separately below)	13,040,854
Reimbursable expenses	1,663,338

Total direct costs and reimbursable expenses	14,704,192
Operating expenses:
Selling, general and administrative	311,010
Depreciation and amortization	6,604

Total operating expenses	317,614

Operating income	5,668,616
Interest income	15,615

Net income	$5,684,231

The accompanying notes are an integral part of the financial statements.

SPELTZ & WEIS LLC

STATEMENT OF MEMBERS’ EQUITY

Members’ Equity
Balance at December 31, 2003	$388,265
Net income	5,684,231
Distributions to members	(5,408,717)

Balance at December 31, 2004	$663,779

The accompanying notes are an integral part of the financial statements.

SPELTZ & WEIS LLC

STATEMENT OF CASH FLOWS

Year Ended December 31, 2004
Cash flows from operating activities:
Net income	$5,684,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,604
Changes in operating assets and liabilities:
Decrease in receivables from clients	8,472
Increase in unbilled services	(152,329)
Increase in prepaid expenses	(11,416)
Increase in accounts payable	156,681
Increase in accrued expenses	14,727
Decrease in deferred revenues	(2,100)
Increase in retainers	23,366

Net cash provided by operating activities	5,728,236

Cash flows from investing activities:
Purchases of fixed assets	(18,458)

Net cash used in investing activities	(18,458)

Cash flows from financing activities:
Distributions to members	(5,408,717)

Net cash used in financing activities	(5,408,717)

Net increase in cash and cash equivalents	301,061
Cash and cash equivalents:
Beginning of the period	374,860

End of the period	$675,921

The accompanying notes are an integral part of the financial statements.

SPELTZ & WEIS LLC

NOTES TO FINANCIAL STATEMENTS

1.	Description of Business

Speltz & Weis, LLC (the “Company”), a New Hampshire limited liability company formed in 2002, is a specialized consulting firm providing interim management and other crisis management services to the healthcare provider sector. The Company works to help hospitals and other healthcare facilities improve their financial, operational and market performance through organizational renewal.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements reflect the results of operations and cash flows for the year ended December 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts that are reported in the financial statements and accompanying disclosures. Actual results may differ from these estimates.

Revenue Recognition

The Company recognizes revenues in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as amended by SAB No. 104, “Revenue Recognition” when persuasive evidence of an arrangement exists, the related services are provided, the price is fixed and determinable and collectibility is reasonably assured. These services are rendered under arrangements that require the client to pay on a time-and-expense basis. Fees are based either on agreed upon fixed contract monthly rates or on the hours incurred at agreed-upon hourly rates and recognized as services are provided. Direct costs incurred on engagements are expensed in the period incurred.

Expense reimbursements that are billable to clients are included in total revenues and reimbursable expenses, and typically an equivalent amount of reimbursable expenses are included in total direct costs and reimbursable expenses. Reimbursable expenses are recognized as revenue in the period in which the expense is incurred.

Differences between the timing of billings and the recognition of revenue are recognized as unbilled services or deferred revenue. Revenues recognized for services performed but not yet billed to clients have been recorded as unbilled services in the accompanying balance sheet. Client prepayments are classified as deferred (i.e. unearned) revenue and recognized over future periods as earned in accordance with the applicable engagement agreement. There were no deferred revenues at December 31, 2004.

Direct Costs and Reimbursable Expenses

Direct costs (exclusive of depreciation and amortization) and reimbursable expenses consists primarily of billable employee compensation and their related benefit costs, the cost of outside consultants or subcontractors assigned to revenue generating activities and direct expenses to be reimbursed by clients. Direct costs also reflect contractual compensation for members of the Company.

SPELTZ & WEIS LLC

NOTES TO FINANCIAL STATEMENTS

Allowances for Accounts Receivables and Unbilled Services

The Company typically bills its clients at the beginning of each month or week based on an estimated number of hours of services to be provided that month or week. Accounts receivable and unbilled services are valued at management’s estimate of the amount that will ultimately be collected. The Company had no accounts receivable at December 31, 2004 and no allowance was deemed necessary.

Customer Concentration

A small number of clients account for the Company’s revenues. During 2004, the Company had six clients of whom one generated $15.8 million, or 82.8%, of the Company’s revenues.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation and amortization totaling $6,604 at December 31, 2004. Fixed assets consist of computers and capitalized website development costs, which are depreciated on a straight-line basis over an estimated useful life of three years.

Retainers

Retainers represent cash received in advance from clients and not yet earned in accordance with client agreements. The liability is reduced by applying retainers to revenues as services are rendered.

Income Taxes

The Company is organized as a limited liability company whereby its taxable income is included with that of its members for purposes of determining federal, state and local income taxes. Therefore, no income tax expense has been recorded in the accompanying financial statements.

Fair Value of Financial Instruments

Cash and cash equivalents are stated at cost, which approximates fair market value. The carrying values for unbilled services, accounts payable and other accrued liabilities reasonably approximate fair market value due to the nature of the financial instrument and the short-term maturity of these items.

Segment Reporting

The Company operates under one segment that provides interim management and other crisis management services to the healthcare provider sector. Accordingly, segment information is not applicable.

3.	Members’ Equity

The Company is organized as a limited liability company. Under the terms of the limited liability agreement, the Company is authorized to establish a capital account for each member equal to the member’s initial capital contribution. The member’s capital account is adjusted by any additional contributions made by the member and the member’s share of the Company’s income. The amounts and timing of distributions, if any, are determined by joint agreement of the members.

SPELTZ & WEIS LLC

NOTES TO FINANCIAL STATEMENTS

4.	Contingencies

From time to time, the Company is involved in various legal matters arising out of the ordinary course of business. Although the outcome of these matters cannot presently be determined, in the opinion of management, disposition of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

5.	Subsequent Events

On May 9, 2005, Huron Consulting Group Inc. (“Huron”) acquired all of the outstanding membership interests of the Company for $17 million, of which $14 million was paid in cash at closing and $3 million will be paid in three equal installments of $1 million (together with accrued interest at 4% per annum) beginning on May 8, 2006. In addition, Huron will pay the Company additional amounts based on certain performance targets in accordance with the Membership Interest Purchase and Sale Agreement.

The Company’s largest client filed for bankruptcy on July 5, 2005. A motion to allow the retention of the Company’s interim management team has been filed and is subject to acceptance by the bankruptcy court. If the retention motion is denied, the Company expects it could have a material adverse effect on the Company’s future financial position, results of operations and cash flows until such time as Huron is able to redirect the Company’s resources to other Huron assignments, as well as new assignments. As of December 31, 2004 and June 30, 2005, there were no uncollected accounts receivable or unbilled services relating to this client.